Exhibit 10(m)

                              EMPLOYMENT AGREEMENT


         EMPLOYMENT AGREEMENT ("Agreement") dated as of September 14, 1998 by and between X-CEED, INC., a Delaware corporation with an office at 488 Madison Avenue, New York, New York 10022 (the "Company"), and William N. Zabit, residing at 21 Newhall, San Rafael, California 94901 (the "Executive").

         1. Employment. The Company hereby employs the Executive as President for and during the term hereof, subject to the supervision and control of the Company's Board of Directors, and the terms and conditions hereof. The Executive hereby accepts employment under the terms and conditions set forth in this Agreement.

         2. Duties of Executive. The Executive shall have such duties as may be reasonably assigned to him from time to time by the Board of Directors consistent with his position as President of the Company.

         3. Business Time. The Executive agrees to devote his full time to the performance of the duties, responsibilities, and authorities which may be reasonably assigned to him and which are consistent with his office of President.

         4. Term. The term of this Agreement shall commence effective September 14, 1998 and shall terminate on December 31, 2002.

         5. Compensation and Other Employee Benefits. Subject to the right of the Company to amend or terminate any employee and/or group or senior executive benefit, bonus and/or stock option plan or program, and to the terms and conditions of such plans and programs, the Company shall pay the Executive, as compensation for services rendered by the Executive as an officer under this Agreement, as follows:

         5.1 Base Salary. The Company shall pay the Executive a base salary at the rate of four hundred thousand dollars ($400,000) per annum subject to withholding taxes, payable as per the Company's normal payroll practices as in effect from time to time ("Base Salary"). The Executive shall be eligible for such increases in Base Salary as the Company's Board of Directors may deem appropriate based upon annual performance reviews and competitive practice, and commensurate with salary increases given to other senior officers of the Company.

         5.2 Additional Compensation. The Executive shall have the opportunity to earn stock options, bonuses and other additional compensation in the amount and at such time or times as may be specified from time to time by the Company's Board of Directors in its sole discretion.


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         5.3 Medical and Dental Plans.  The  Executive  shall have the right to participate in such medical and dental plans as are maintained by the Company and are available to its exempt salaried employees generally (including, without limitation, disability, accident, medical, life insurance and hospitalization plans, to the extent such plans are provided).

         5.4 Disability Insurance. Without limiting the foregoing, the Company will use reasonable efforts to procure supplemental disability insurance with the Executive as beneficiary which shall be in an amount not to exceed three thousand dollars ($3,000) per month for any remainder of the term of this Agreement that he is disabled as defined in Section 6.2.

         5.5 Vacation. The Executive shall be entitled to vacation days and holiday pay in accordance with the policies applicable to the Company's key employees generally.

         5.6 Life Insurance. The Company will make all premium, interest, and other payments necessary to maintain in effect a life insurance policy, which policy will insure the life of Executive with a face value of at least two million dollars ($2,000,000) with such beneficiar(y)(ies) as Executive may designate. In the event of termination of this Agreement, Executive shall have the option of continuing the aforementioned insurance policies at his own expense. In addition, during the term of Executive's employment hereunder Executive shall be eligible to participate in any life insurance, medical, retirement and other benefit plans or arrangements generally made available by the Company to comparable employees of the Company to the extent Executive qualifies under the provisions of any such plans.

         5.7 Reimbursement of Expenses. The Company shall reimburse Executive for reasonable out-of-pocket expenses properly incurred by Executive on behalf of and directly for the benefit of the Company in the performance of his duties hereunder and in accordance with policies set by the Board of Directors of the Company; provided that proper written vouchers are submitted to the Company by Executive evidencing such expenses and the purposes for which the same were incurred.

         5.8 Automobile. The Company shall make available to Executive an automobile and shall pay all business expenses (including, but not limited to, automobile insurance coverage) associated with said automobile. Said automobile may be leased or purchased at the Company's expense and shall be a new full size model car. Executive shall be entitled to a new car if said automobile becomes more than three (3) years old. Executive shall have the right of first refusal to purchase said automobile assigned to him at the "Book Value" as carried on the Company's books. The said right shall be afforded to Executive each time the Company sells or trades in the automobile which is assigned to Executive.

         5.9 Personal Assistant. The Company shall employ and make available to the Executive a personal assistant to assist the Executive with his personal affairs. The Executive's personal assistant shall receive an annual salary of no more than twenty-five thousand dollars ($25,000) plus employee benefits customary for such position.


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         5.10 Indemnification/Liability  Insurance. The Company shall indemnify the Executive as required by the Company's Bylaws, and may maintain customary insurance policies providing for indemnification of the Executive.

         6. Termination. Notwithstanding any other provision in this Agreement:

         6.1 Death. If the Executive dies during the term of this Agreement and while in the employ of the Company, this Agreement shall automatically terminate as of the date of the Executive's death; and, subject to Section 6.4 hereof, the Company shall have no further obligation to the Executive or his estate.

         6.2 Disability. If, during the term of this Agreement, the Executive is unable to perform his duties hereunder as a result of any physical or mental disability which continues for one hundred eighty (180) days in any three hundred sixty five (365) day period, then the Company, may terminate this Agreement upon written notice to Executive.

         6.3 Termination by the Company for Cause. At any time during the term of this Agreement, the Company may discharge the Executive for cause and terminate this Agreement without any further liability hereunder to the Executive or his estate. For purposes of this Agreement, a "discharge for cause" shall mean termination of the Executive upon written notification to the Executive limited, however, to one or more of the following reasons:

                  6.3.1 Fraud, misappropriation or embezzlement by the Executive in connection with the Company; or

         6.3.2 Conviction by a court of competent jurisdiction in the United States of a felony or a crime involving moral turpitude; or

         6.3.3  Willful  and  unauthorized   disclosure  of  confidential,   or
proprietary trade secret information of the Company; or

         6.3.4 The Executive's breach of any material term or provision of this Agreement, after notice to the Executive of the particular details thereof and a period of not less than thirty (30) days thereafter within which to cure such breach, if any.

         6.4 Effects of Termination. If this Agreement is terminated for any reason other than as set forth in Section 6.3 above, including without limitation death or disability, all debts owed by the Executive to the Company shall be canceled in full.

         7.      Protective Covenants.

         7.1     Because:

         (a) Executive will become fully familiar with all aspects of the Company's business during the period of his employment with the Company;

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         (b) certain  information  of which the  Executive  will gain  knowledge during his employment is proprietary and confidential information which is of special and peculiar value to the Company;

         (c) if any such proprietary and confidential information were imparted to or became known by any persons, including Executive, engaging in a business in competition with that of the Company, hardship, loss and irreparable injury and damage could result to the Company, the measurement of which would be difficult if not impossible to ascertain; and

         (d) it is necessary for the Company to protect its business from such damage, the following covenants constitute a reasonable and appropriate means, consistent with the best interests of both the Executive and the Company, to protect the Company against such damage and shall apply to and be binding upon Executive as provided herein.

         7.2 Non-Competition by Executive. Executive covenants that, while he is an employee of the Company and for eighteen (18) months after the Executive ceases to be employed by the Company (other than termination without cause or pursuant to Section 6.2), neither he nor any of his affiliates will, directly or indirectly (whether as an investor, shareholder, employee or otherwise), engage in or participate in any business which is in competition with the business of the Company.

         7.3     Trade Secrets, Proprietary and Confidential Information.

         7.3.1 Executive recognizes that his position with the Company is one of the highest trust and confidence by reason of Executive's access to and contact with trade secrets and confidential and proprietary information of the Company.

         7.3.2 Executive shall use his best efforts and exercise utmost diligence to protect and safeguard and keep confidential the trade secrets and confidential and proprietary information of the Company.

         7.3.3 Executive covenants that while he is an employee of the Company and thereafter, he will not disclose, disseminate or distribute to another, nor induce any other person to disclose, disseminate, or distribute, any trade secret or proprietary or confidential information of the Company, directly or indirectly, either for Executive's own benefit or for the benefit of another, whether or not acquired, learned, obtained or developed by Executive, or use or cause to be used, any trade secret, proprietary or confidential information in any way except as is required in the course of his employment with the Company.

         7.3.4 All trade secrets and confidential and proprietary information relating to the business of the Company whether prepared by Executive or otherwise coming into his possession, shall remain the exclusive property of the Company and shall not, except in the furtherance of the business of the Company, be removed from the premises of the Company under any circumstances whatsoever without the prior written consent of the Company.


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         7.3.5 Executive hereby assigns to the Company all his right, title and interest in any and all inventions, discoveries, improvements, ideas, computer or other apparatus programs and related documentation, and other works of authorship (hereinafter each designated "Intellectual Property") which he develops, makes, creates or conceives of in connection with his employment by the Company.

         7.3.6 Executive will, without charge to Company, but at its expense, execute a specific assignment of title to the Company to secure a patent, copyright or other form of protection for said Intellectual Property anywhere in the world.

         7.4 Remedies. In the event of breach or threatened breach by Executive of any provision of this Section, the Company shall be entitled to apply for relief by temporary restraining order, temporary injunction, or permanent injunction and to all other relief to which it may be entitled, including any and all monetary damages which the Company may incur as a result of said breach, violation or threatened breach or violation. The Company may pursue any remedy available to it concurrently or consecutively in any order as to any breach, violation, and the pursuit of one of such remedies at any time will not be deemed an election of remedies or waiver of the right to pursue any other of such remedies as to such breach, violation, or as to any other breach, violation, or threatened breach or violation.

         8.      Change of Control.

         (a) After a Change of Control of the  Company as defined  under  clause
(b) hereafter, Executive shall be entitled to a one-time additional compensation in an amount equal to three (3) times the Executive's then current annual compensation (including bonuses). Such additional compensation will be paid to Executive in a lump sum on or before the date such Change of Control takes effect. Said amount shall be determined by counsel to the Company in consultation with the Company's auditors.

         (b) A "Change of Control" shall be deemed to have occurred in the event
(i) any person (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or group of such "persons", without the consent of the Board of Directors, is or becomes a "beneficial owner" (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing thirty percent (30%) or more of the combined voting power of the Company's then outstanding securities, or (ii) of a merger, consolidation or other combination the result of which is the ownership by shareholders of the Company of less than seventy-five percent (75%) of those voting securities of the resulting or acquiring entity having the power to elect a majority of the Board of Directors of such entity; or (iii) of the sale of transfer of in excess of fifty percent (50%) of the gross assets of the Company as shown on the Company's then most recent audited financial statements.

         (c) Notwithstanding anything in the foregoing to the contrary, no Change of Control shall be deemed to have occurred for purposes of this Agreement by virtue of any transaction which results in Werner Haase or a group of persons which includes Werner Haase, acquiring, directly or indirectly, thirty percent (30%) or more of any class of voting securities of the Company.

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         9. No Violation. Executive represents and warrants to the Company that he is free to enter into this Agreement in accordance with the terms hereof and is under no restriction, contractual or otherwise, which would interfere with his execution hereof or performance hereunder.

         10. Immigration Documentation. Executive's employment is contingent upon Executive's ability to prove his or her identity and authorization to work in the United States for the Company.

         11.      General Provisions.

         11.1 Notices. All notices, requests, consents, and other communications under this Agreement shall be in writing and shall be deemed to have been delivered (a) on the date personally delivered or (b) two days after the date deposited in a receptacle maintained by the United States Postal Service for such purpose, postage prepaid, by certified mail, return receipt requested, addressed as set forth below or (c) one day after properly sent by Federal Express, addressed to the respective parties at their address set forth above. Either party hereto may designate a different address by providing written notice of such new address to the other party hereto as provided above.

         11.2 Severability. If any provision contained in this Agreement is determined to be void, illegal or unenforceable, in whole or in part, then the other provisions contained herein shall remain in full force and effect as if the provision which was determined to be void, illegal, or unenforceable had not been contained herein.

         11.3 Waiver, Modification and Integration. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach of any party. This instrument and the documents referred to herein contain the entire agreement of the parties concerning employment and supersede any and all other agreements, either oral or in writing, between the parties hereto with respect to the employment of the Executive by the Company and contain all of the covenants and agreements between the parties with respect to such employment in any manner whatsoever. This Agreement may not be modified, altered or amended except by written agreement of all the parties hereto.

         11.4 Binding Effect. This Agreement shall be binding and effective upon the Company and its successors and permitted assigns, and upon the Executive, his heirs and representatives.

         11.5 Governing Law. This Agreement shall be governed by the internal laws of the State of New York without regard to principles of conflicts of laws.

         11.6 Execution. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute but are the same instrument.


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         IN WITNESS WHEREOF,  the parties have executed this Agreement as of the day and year first above written.

  EXECUTIVE:

   /s/ William N. Zabit
  William N. Zabit


  X-CEED, INC.:

  By  /s/ Werner Haase





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